UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2011

CENTURY PROPERTIES FUND XVII, LP

(Exact name of Registrant as specified in its charter)

Delaware	0-11137	94-2782037
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Century Properties Fund XVII, LP (the “Registrant”), a Delaware limited partnership, owns a 100% interest in Apartment Lodge 17A LLC, a Colorado limited liability company (the “Company”). The Company owns Hampden Heights Apartments (“Hampden Heights”), a 376-unit apartment complex located in Denver, Colorado. As previously disclosed, on May 23, 2011, the Company entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, FF Realty LLC, a Delaware limited liability company (the “Purchaser”), to sell Hampden Heights to the Purchaser for a total sales price of $22,750,000.

As previously disclosed, on June 3, 2011, the Company and Purchaser entered into a First Amendment of Purchase and Sale Contract, pursuant to which the Purchaser was given the option to either assume the existing loan encumbering Hampden Heights or obtain a new loan in order to purchase Hampden Heights.

On July 1, 2011, the Company and Purchaser entered into a Second Amendment of Purchase and Sale Contract (the “Second Amendment”), pursuant to which (i) the Purchaser has elected to finance the property using a new loan, (ii) all provisions of the Purchase Agreement relating to the new loan are deemed satisfied and/or waived by the Purchaser and (iii) the closing date was modified to July 22, 2011.

This summary of the terms and conditions of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

10.24         Second Amendment of Purchase and Sale Contract between Apartment Lodge 17A LLC, a Colorado limited liability company, and FF Realty LLC, a Delaware limited liability company, dated July 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES FUND XVII, LP

By:  Fox Partners

Its General Partner

By:  Fox Capital Management Corporation

Its Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: July 8, 2011